UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2018

FIVE STAR SENIOR LIVING INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Five Star Senior Living Inc.

Item 8.01.  Other Events.

On November 20, 2018, we borrowed $10.0 million under our $100.0 million secured revolving credit facility, or our credit facility. In connection with this borrowing, at the request of the lenders under our credit facility, on November 15, 2018 we obtained a waiver from such lenders of a condition to this borrowing requiring us to represent that, since December 31, 2015, there has been no material adverse change, as defined in the agreement governing our credit facility, or our credit agreement. The lenders’ request for this waiver was in response to certain disclosures included in our earnings press release and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, that certain challenges we are facing which are currently negatively impacting our revenues, expenses, cash flows and results from operations and are expected to continue at least through 2019, have raised substantial doubt about our ability to continue as a going concern. We agreed to obtain this waiver in order to facilitate the borrowing described herein.

The foregoing descriptions of the condition that has been waived and our credit agreement are qualified in their entirety by reference to the full text of our credit agreement, a copy of which is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated February 24, 2017.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THE AMOUNT OF AVAILABLE BORROWINGS UNDER OUR CREDIT FACILITY IS SUBJECT TO OUR HAVING QUALIFIED COLLATERAL, WHICH IS PRIMARILY BASED ON THE VALUE OF THE ASSETS SECURING OUR OBLIGATIONS UNDER OUR CREDIT FACILITY. ACCORDINGLY, THE MAXIMUM AVAILABILITY OF BORROWINGS UNDER OUR CREDIT FACILITY AT ANY TIME MAY BE LESS THAN $100.0 MILLION. AT SEPTEMBER 30, 2018, WE HAD $52.8 MILLION AVAILABLE FOR BORROWING UNDER OUR CREDIT FACILITY,

•                  THE AVAILABILITY OF BORROWINGS UNDER OUR CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CONDITIONS THAT WE MAY BE UNABLE TO SATISFY. IN ADDITION TO THE WAIVER OF THE CONDITION PRECEDENT DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K, THE LENDERS UNDER OUR CREDIT FACILITY HAVE WAIVED, UNTIL THE FISCAL QUARTER ENDING JUNE 30, 2019, OR THE WAIVER PERIOD, ANY DEFAULT RESULTING FROM OUR NON-COMPLIANCE WITH THE LEVERAGE AND FIXED CHARGE COVERAGE RATIO COVENANTS CONTAINED IN OUR CREDIT AGREEMENT. THE FACT THAT WE HAVE OBTAINED THESE WAIVERS MAY IMPLY THAT THE LENDERS UNDER OUR CREDIT FACILITY MAY GRANT US FURTHER WAIVERS OF SUCH CONDITION PRECEDENT OR OTHER CONDITIONS OR DEFAULTS UNDER OUR CREDIT AGREEMENT, OR THAT WE WILL BE IN COMPLIANCE WITH THE LEVERAGE AND FIXED CHARGE COVERAGE RATIO COVENANTS CONTAINED IN OUR CREDIT AGREEMENT AS OF OR PRIOR TO THE

END OF THE WAIVER PERIOD. HOWEVER, WE CANNOT BE SURE THAT OUR LENDERS WILL GRANT US FURTHER WAIVERS OF ANY CONDITIONS OR DEFAULTS UNDER OUR CREDIT AGREEMENT OR THAT WE WILL BE IN COMPLIANCE WITH THE LEVERAGE AND FIXED CHARGE COVERAGE RATIO COVENANTS CONTAINED IN OUR CREDIT AGREEMENT BY THE END OF THE WAIVER PERIOD OR THAT OUR LENDERS WOULD GRANT US ANY FURTHER WAIVER OF ANY DEFAULT BEYOND THE END OF THE WAIVER PERIOD IF WE ARE NOT IN COMPLIANCE WITH THOSE COVENANTS AS OF THAT TIME, AND

•                  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY ITS FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR SENIOR LIVING INC.

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: November 21, 2018